UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

Enhabit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41406	47-2409192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6688 N. Central Expressway,
Suite 1300
Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

(214) 239-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2023, Enhabit, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Cruiser Capital Master Fund LP and Cruiser Capital Advisors, LLC (collectively with their affiliates, “Cruiser”), and Harbour Point Capital Management LP (collectively with its affiliates, “Harbour Point,” and collectively with Cruiser, the “Investor Group,” and each of Cruiser and Harbour Point, individually, an “Investor”).

Effective upon execution and delivery of the Cooperation Agreement, the Board of Directors of the Company (the “Board”) increased the size of the Board from eleven (11) to thirteen (13) directors. Pursuant to the Cooperation Agreement, the Board will appoint Stuart McGuigan and Barry Schochet (each, a “New Director” and together, the “New Directors”) to the Board within two business days to fill the vacancies resulting from the increase in the size of the Board. In addition, the Board will appoint Mr. Schochet to the Board’s Nominating/Corporate Governance Committee and Compliance/Quality of Care Committee. Pursuant to the terms of the Cooperation Agreement, the Board will, in accordance with the Board’s customary governance processes, give each of the New Directors the same due consideration for membership to any committee of the Board as any other independent director with similar relevant expertise and qualifications.

Also effective upon execution and delivery of the Cooperation Agreement, Cruiser withdrew its notice of intent to nominate director candidates for election to the Board at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”).

Under the terms of the Cooperation Agreement, with respect to the 2023 Annual Meeting and any subsequent annual meetings of stockholders of the Company during the term of the Cooperation Agreement, the Company has agreed to (i) include the New Directors as nominees for election to the Board in its proxy statement and proxy card, (ii) recommend to the stockholders of the Company the election of the New Directors to the Board and (iii) solicit proxies in favor of the election of the New Directors to the Board.

The Cooperation Agreement further provides, among other things, that:

•

The Company’s proxy statement for the 2023 Annual Meeting will articulate the Board transition plan to be effected no later than the 2024 annual meeting of stockholders, with at least four of the five legacy directors not standing for re-election.

•	The Company will invite the Investor Group to present to the Board at two meetings of the Board during 2023.

•

During the term of the Cooperation Agreement each Investor will vote all of its shares of the Company’s common stock at all annual and special meetings of stockholders as well as in any consent solicitations of the Company’s stockholders in accordance with the Board’s recommendations, subject to certain exceptions relating to the recommendations of Institutional Shareholder Services, Inc. and Glass Lewis & Co., LLC and proposals in respect of any extraordinary transaction.

•

During the term of the Cooperation Agreement, the Investor Group is subject to customary standstill restrictions including, among other things, with respect to nominating persons for election to the Board, submitting any stockholder proposal for consideration at any stockholder meeting, soliciting any proxies, conducting any “withhold” or similar campaign and acquiring beneficial ownership, in aggregate, of more than 7.5% of the Company’s then-outstanding common stock.

•	Each party agrees not to make public statements disparaging the other party, subject to certain exceptions.

•	During the term of the Cooperation Agreement, each party agrees not to initiate or pursue a lawsuit against the other party, subject to certain exceptions.

•

Unless otherwise mutually agreed to in writing by each party, the Cooperation Agreement will remain in effect until the date that is the earlier of (i) 30 days prior to the nomination deadline under the Company’s Amended and Restated Bylaws for the nomination of director candidates for election to the Board at the Company’s 2024 annual meeting of stockholders and (ii) an uncured material breach of the Cooperation Agreement.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Cooperation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. On March 30, 2023, the Board appointed the New Directors as members of the Board. Each New Director is deemed to qualify as independent under the director independent standards set forth in the rules and regulations of the U.S. Securities and Exchange Commission and applicable New York Stock Exchange (“NYSE”) listing standards.

Stuart McGuigan, age 64, currently serves as a Senior Advisor at McKinsey & Company, a position he has held since 2021. Prior to this position, he served as Chief Information Officer (“CIO”) of the U.S. Department of State from 2019 to 2021. As CIO, he established technology strategic direction and provided oversight for $2.4 billion of technology programs across the Department. Mr. McGuigan joined the Department of State from Johnson & Johnson (NYSE: JNJ), where he served as CIO from 2012 to 2019 and was responsible for global Information Technology strategy and operations for an organization with 130,000 employees at over 170 overseas and domestic locations. Prior to Johnson & Johnson, Mr. McGuigan served as Senior Vice President and CIO of CVS Caremark, Senior Vice President and CIO of Liberty Mutual and Senior Vice President of Information Services for Medco Health Solutions. He currently serves as a director of Posit PBC and M2GEN.

Barry Schochet, age 72, serves as a Healthcare Operating Partner at CIC Partners, an investment firm with an investment record spanning more than 30 years and representing greater than $1 billion in aggregate realized proceeds, a position he has held since 2007. Prior to his current role at CIC Partners, Mr. Schochet served as the President and CEO of BPS Health Ventures, a healthcare consulting and investment firm from 2005 to 2017. In addition, Mr. Schochet served as Vice Chairman and a number of other senior executive positions, including President of the Hospital Division, at Tenet Healthcare (NYSE: THC) and its predecessor National Medical Enterprises from 1979 to 2004. During his tenure, Tenet reached revenues of over $13 billion. Mr. Schochet has previously served as a director for several health care companies, including Omnicare (NYSE:OCR), until it was acquired by CVS (NYSE: CVS), and Agiliti (NYSE: AGTI). Mr. Schochet currently serves as a director of BroadJump LLC, Tri Cap Technology Group, and Rendina Companies.

In connection with their service as directors and consistent with the Company’s compensation program for non-employee directors in effect on the date of their appointment, the New Directors will receive the Company’s standard non-employee director cash and equity compensation. Each New Director will receive an annual equity retainer grant of $150,000, prorated for purposes of 2023 for the remaining fraction of the year between the date of his appointment and May 2023. Each New Director will also receive an annual cash retainer of $75,000 for his service as a director, which will be prorated for 2023. The New Directors will receive indemnification consistent with that provided to all independent directors of the Company. There have been no related party transactions between the Company and either New Director that would be reportable under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On March 30, 2023, the Company issued a press release announcing the matters addressed above. A copy of the press release is filed with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated March 30, 2023, by and among Enhabit, Inc., Cruiser Capital Master Fund LP, Cruiser Capital Advisors, LLC, and Harbour Point Capital Management LP.

99.1	Press release of Enhabit, Inc., dated March 30, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENHABIT, INC.
(Registrant)

Date: March 30, 2023	/s/ Dylan C. Black
Dylan C. Black General Counsel and Secretary